As filed with the Securities and Exchange Commission on June 30, 2000

                                  Registration Statement No. 333-______

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                    _________________________
                            FORM S-3
                  Registration Statement under
                   the Securities Act of 1933
                     FLEMING COMPANIES, INC.
     (Exact name of registrant as specified in its charter)

            Oklahoma                         48-0222760
 (State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)         Identification No.)
Fleming Companies, Inc.               Lenore T. Graham
P.O. Box 299013                       Senior Vice President, General
1945 Lakepointe Drive                 Counsel and Secretary
Lewisville, Texas 75029               Fleming Companies, Inc.
(972) 906-8000                        P.O. Box 299013
                                      1945 Lakepointe Drive
                                      Lewisville, Texas 75029
                                      (972) 906-8000
(Address of principal executive       (Name and address of agent for
 office)                               service)

                           Copies to:
                         Jerry A. Warren
            McAfee & Taft A Professional Corporation
                Tenth Floor Two Leadership Square
                 Oklahoma City, Oklahoma  73102
                   __________________________

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the Registration Statement becomes effective.
                    _________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a Post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of each       Amount to     Proposed     Proposed       Amount
class of               be          maximum      maximum         of
securities to be   registered     offering     aggregate     registra-
registered                        price per    offering      tion fee
                                  unit (1)     price (1)
--------------------------------------------------------------------
Common Stock,        200,000
$2.50 par value      shares       $12.9688     $2,593,760    $684.75
--------------------------------------------------------------------
(1) Fee calculated pursuant to Rule 457(c) using the average of the high and low sales prices on the New York Stock Exchange on June 23, 2000.

PROSPECTUS                                             June 30, 2000

          DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                          [FLEMING LOGO]

                         200,000 SHARES
                          COMMON STOCK

     Fleming Companies, Inc. is offering to holders of its common stock, par value $2.50, the opportunity to purchase additional shares of Fleming's common stock by having their cash dividends automatically reinvested in Fleming and, if they wish, by making optional cash payments with which to purchase shares. This prospectus provides details about Fleming's Dividend Reinvestment and Stock Purchase Plan. The plan includes the following features:

          o Shareholders who elect to participate will be able to reinvest their dividends in shares of Fleming common stock at a 5% discount from market value.

          o Optional cash payments of up to $5,000 per calendar quarter also may be utilized to purchase additional shares. These shares will be purchased at market value.

          o No brokerage commissions or service fees will be charged on any shares purchased through either reinvested dividends or optional cash payments.

     We expect shares purchased under the plan to be newly issued shares of previously authorized but unissued shares of Fleming's common stock. Fleming's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The trading symbol for Fleming's common stock is "FLM." Shareholders who do not choose to participate in the plan will continue to receive cash dividends, when and as declared by Fleming's board of directors, in the usual manner.

     Fleming's mailing address at its principal executive office is P.O. Box 299013, Lewisville, Texas 75029, and its telephone number is (972) 906-8000.

     These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        TABLE OF CONTENTS

                                                             Page
THE PLAN                                                       1
QUESTIONS AND ANSWERS ABOUT THE PLAN                           1
USE OF PROCEEDS                                                6
DETERMINATION OF OFFERING PRICE                                6
LIMITATION ON AMOUNT OF REINVESTED DIVIDENDS                   6
LEGAL OPINIONS                                                 6
EXPERTS                                                        6
INCORPORATION BY REFERENCE                                     6
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES                                                  7

                            THE PLAN

     Fleming is offering to shareholders the opportunity to purchase shares of its common stock under its Dividend Reinvestment and Stock Purchase Plan. The plan provides that holders of Fleming's common stock can reinvest their cash dividends in additional shares of common stock and, if they do so, they may also make additional cash payments for the same purpose. As explained below, the cash dividends of a shareholder who participates are reinvested by the administrator of the plan, along with any optional cash payments of not less than $25 per payment. Optional cash payments are limited to a maximum of $5,000 per calendar quarter.

              QUESTIONS AND ANSWERS ABOUT THE PLAN

     The plan is described in the following questions and answers:

1. What is the purpose of the plan?

     Fleming's Dividend Reinvestment and Stock Purchase Plan provides participating shareholders with a convenient and economical method of investing their cash dividends in additional shares of Fleming's common stock and purchasing additional shares of common stock through optional cash payments.

2. What are the principal features?

     A 5% discount from market value is allowed on shares purchased with reinvested dividends only. Participants may also purchase shares of Fleming's common stock at market value by making optional cash payments as provided in the plan. Participants do not pay any brokerage commissions or service charges for purchases made under the plan. Full investment of funds is possible because the plan permits fractions of shares, as well as full shares, to be credited to a participant's account.

3. Who is eligible to participate?

     All holders of record of Fleming common stock are eligible to participate.

4. Who administers the plan?

     First Chicago Trust Company of New York, a division of EquiServe, ("the agent") administers the plan and makes purchases of shares of common stock from Fleming as agent for all participants. The agent will keep a record of dividends reinvested and purchases made under the plan and will send participants a statement of account following each dividend payment and reinvestment transaction. The agent will also act as custodian of shares purchased under the plan.

     Please address all correspondence concerning the plan to:

             First Chicago Trust Company of New York
                          P.O. Box 2598
               Jersey City, New Jersey  07303-2598
                 Attn: Stock Transfer Department

     Please mention Fleming Companies, Inc. in your correspondence and, if you become a participant, give your account number. If you prefer, you may call the agent at 1-800-
317-4445.  The agent's internet address is http://www.equiserve.com.

5. How do shareholders join the plan?

     Any eligible shareholder may join the plan by completing the authorization card included with this prospectus for all new shareholders and returning it to the agent. If needed, additional authorization cards may be obtained at any time by writing or calling the agent or Fleming. The agent will provide information and forms for optional cash payments.

     The authorization card directs Fleming to pay to the agent the cash dividends on shares of common stock registered in the participant's name and on shares of common stock credited to his or her account under the plan. The authorization card also directs the agent to use cash dividends, together with any optional cash payments made by the participant, to purchase additional shares of stock.

6. Can a shareholder participate only as to some of his or her shares?

     Yes. A shareholder may participate in the plan with respect to less than all shares registered in his or her name (a specified number of full shares) and continue to receive cash dividends on the remaining shares.

7. When may an eligible shareholder join?

     An eligible shareholder may join the plan at any time. If an authorization card is received by the agent on or before the record date for the payment of a cash dividend, the participant's dividends will begin being reinvested with that dividend payment. Dividend record and payment dates normally are on or close to the dates shown below:

         Record Date                          Payment Date
         -----------                          ------------
         February 20                          March 10
         May 20                               June 10
         August 20                            September 10
         November 20                          December 10

     If an authorization card is received after the record date for a cash dividend, the dividend will be paid in cash, and participation in the plan will begin with the next cash dividend payment. For example, if an authorization card is received on or before February 20, the dividend payable on March 10 will be reinvested under the plan. If an authorization card is received after February 20, then the first dividend reinvested under the plan will be the dividend payable on June 10.

8. When will purchases of stock be made?

     Purchases will be made on the 10th day of each month. We call this date the investment date. If the 10th day of the month falls on a Saturday, Sunday or on any other day on which the New York Stock Exchange or banking institutions are closed, the investment date will be the next preceding business day on which the New York Stock Exchange and banking institutions are not closed. The March, June, September and December investment dates correspond with the quarterly dividend payment dates. The participant's dividends, together with any optional cash payments received prior to the investment date and not previously invested, will be used to purchase additional shares on the investment date.

9. How does the cash payment feature work?

     Each participant may invest in additional shares of common stock by making optional cash payments. Cash payments may not be less than $25 and may be made by a participant as often as he wishes, provided that the total optional cash payments may not exceed $5,000 during any calendar quarter.

     An optional cash payment may be made by enclosing a check or money order with the authorization card when initially joining the plan. After the initial cash payment, cash payments may be forwarded to the agent along with a special payment form which will be included with each statement of account. Optional payments should be delivered to the agent at P.O. Box 13531, Newark, New Jersey 07188-0001. Checks and money orders should be made payable to First Chicago-Fleming Companies, Inc.

     Only shareholders who have submitted a signed authorization card are eligible to make optional cash payments. Cash received from a participant will be used to purchase shares on the next investment date following receipt. No interest will be paid by Fleming or the agent on optional cash payments. The same amount of cash need not be sent each month, and there is no obligation to make any optional cash payments unless you desire to do so.

10. How will the number of shares to be purchased be determined?

     The number of shares that will be purchased for a participant's account will depend on the amount of the participant's cash dividend, the amount of any optional cash payments made by the participant, and the price of the shares. A participant's account will be credited with the number of shares (including fractional shares computed to four decimal places) that results by dividing the amount of dividends and/or optional payments by the applicable purchase price (computed to four decimal places).

11. Are there any costs to participants for purchases under the plan?

     No. Fleming will pay all fees, commissions, expenses and costs of administration of the plan.

12. Will dividends be paid on shares held in a participant's account?

     Yes. Cash dividends will be paid on all whole and fractional shares held in a participant's account and will be reinvested in additional shares.

13. What reports will be sent to participants?

     Following each dividend payment and reinvestment transaction, the agent will mail each participant a statement of his or her account. The statement will show all amounts invested, the number of shares purchased and the purchase price, and a current summary of the participant's total holdings under the plan. The statements of account are the participant's record of the cost and date of his or her purchases and should be retained for income tax purposes.

     Participants will continue to receive Fleming's annual report and quarterly reports to shareholders, notice of annual meeting and proxy statement. Participants will also receive information from the agent for reporting dividend income for income tax purposes on shares held under the plan. The agent will also send information for reporting dividend income for income tax purposes on shares held outside the plan.

14. Will a participant receive certificates for shares purchased?

     Normally, certificates for shares purchased under the plan will not be sent to participants; instead, the certificates will be registered in the name of the agent or its nominee. This custodial service relieves participants of responsibility for the safekeeping of multiple certificates and protects participants against the risk of loss, theft or destruction of certificates.

     Upon written request, the agent will send certificates to a participant for the total number of whole shares credited to his or her account, or for any lesser number specified. Any remaining shares or fractional shares will continue to be held in the participant's account. Certificates for fractional shares will not be issued.

15. In whose name will certificates be issued?

     Certificates sent to a participant by the agent upon written request will be registered in the name in which the plan account is maintained. This generally will be the name or names in which the participant's original certificates were registered at the time of joining the plan.

16. What is the source of shares purchased under the plan?

     Shares purchased under the plan will normally come from the authorized but unissued shares of Fleming's common stock; however, Fleming reserves the right to issue shares held as treasury shares. The price of shares purchased for participants will be the same whether the shares are newly issued shares or treasury shares. See "Determination of Offering Price."

17. How does a participant withdraw from the plan?

     A participant may withdraw from the plan by sending written notification of withdrawal to the agent. In the event a participant withdraws from the plan, certificates for whole shares credited to his or her account will be delivered to him or her by the agent. In addition, any fractional shares will be sold and a cash payment will be made for the sales price thereof, less brokerage commissions and any transfer taxes.

     Alternatively, a participant may withdraw from the plan and request that the agent sell all shares, both whole and fractional, held in his or her account. The proceeds from the sale, less any brokerage commissions and transfer taxes, will be remitted to the withdrawing participant. Sale requests may be accumulated by the agent, but sales are expected to occur at least every ten days. The price of shares sold will be the average of all actual sales under the plan on the sale date.

18. When may a participant withdraw from the plan?

     A participant may withdraw from the plan at any time. If the withdrawal request is received by the agent at least five business days prior to a dividend record date, the amount of the cash dividend and any optional cash payments which would otherwise have been invested on the next investment date, and all subsequent dividends, will be paid to him or her in cash. If the withdrawal request is received by the agent less than five business days before the dividend record date, the amount of the cash dividend to be invested on the next investment date, along with any optional cash payments received, will be so invested, but all subsequent dividends will be paid to the participant in cash.

19. Can a participant request that a portion of the shares in his or her account be sold and remain in the plan?

     Yes. A participant may request that the agent sell less than all shares held in his or her account, and continue to be a participant with respect to the remaining shares in his or her plan account.

20. May a shareholder rejoin the plan?

     Generally, an eligible shareholder may rejoin the plan and become a participant at any time. However, in order to minimize administrative expenses and to encourage use of the plan as a long-term investment service, Fleming reserves the right to reject the authorization card from a previous participant on grounds of excessive joining and termination.

21. What happens if a participant sells or transfers all of the shares registered in his or her name?

     If a participant disposes of all the shares of common stock registered in his or her name, exclusive of the shares credited to his or her account under the plan, the agent will continue to reinvest the cash dividends on the shares held in his or her account under the plan until the agent is otherwise notified in writing.

22. What happens if Fleming issues a stock dividend, declares a stock split or has a rights offering?

     Any shares distributed by Fleming as a stock dividend on shares held in the participant's plan account (including fractional shares) and any split of such shares will be credited to a participant's plan account. Stock dividends or splits distributed on all other shares held by a participant will be mailed directly to a participant in the same manner as to shareholders who are not participating in the plan.

     In a rights offering, a participant's entitlement will be based upon his or her total holdings, including those credited to his or her account under the plan. Rights applicable to shares credited to a participant's plan account will be sold by the agent, and the proceeds will be credited to his or her account under the plan and applied to the purchase of shares on the next investment date. Any participant who wishes to exercise, transfer or sell the rights applicable to shares credited to his or her plan account must request, prior to the record date for the issuance of any such rights, that the whole shares credited to his or her account be transferred from his or her account and registered in his or her name.

23. Can a participant vote shares held under the plan?

     Yes. The shares credited to the account of a participant will be voted in accordance with instructions of the participant given on a proxy which will be furnished to the participant or, if the participant desires to vote in person at a meeting, a proxy for shares credited to his or her account may be obtained upon written request received by the agent at least 15 days before the meeting. If a properly signed proxy card is returned without instructions, the participant's shares credited to his or her account will be voted in accordance with the proxy statement accompanying the proxy card. If the proxy card is not returned, or is returned unsigned, none of the participant's shares will be voted.

24. What if a participant acquires additional shares after becoming a participant?

     If a participant acquires shares in the market or otherwise after becoming a participant in the plan, the dividends paid on those shares will be reinvested under the plan unless the new shares are registered in a name which is different from the name in which the shareholder is registered under the plan.

25. What happens if a participant dies?

     Upon receipt by the agent of proper notice of the death or incompetency of a participant, together with any other forms as may be required by the agent, the participant's account will be terminated and shares will be delivered to the appropriate person in the same manner relating to a participant who withdraws from the plan. See the answer to Question 17.

26. What happens if Fleming, voluntarily or involuntarily, liquidates, dissolves or winds up?

     Each participant in the plan, as a holder of common stock, will be entitled to receive his or her pro rata share of Fleming's assets remaining after distribution has been made to the holders of any preferred stock.

27. What are the responsibilities of Fleming and the agent under the plan?

     Neither Fleming nor the agent can assure participating shareholders of a profit or protect them from a loss in any investment they may make in shares of Fleming's common stock under the plan. In administering the plan, neither Fleming nor the agent is liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. Fleming reserves the right to interpret and regulate the plan, and to modify, suspend or terminate it at any time.

28. What are the federal income tax consequences?

     In general, participants in the plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not participating in the plan. This means that the cash dividends a participant reinvests under the plan will be taxable as having been received even though the participant does not actually receive them in cash but, instead, uses them to purchase additional shares of stock under the plan.

     The Internal Revenue Service has ruled with respect to a plan similar to Fleming's plan that the full fair market value of the shares purchased with reinvested dividends is taxable as dividend income to the participant. This means that in addition to the reinvested dividends being taxable, the 5% discount allowed on the purchase of shares with reinvested dividends under the plan is also taxable as dividend income to the participant in the year the shares are purchased.

     The tax basis of shares acquired through reinvested dividends is equal to the fair market value of the stock on the cash dividend payment date rather than the discounted amount paid for the shares. Under the plan, fair market value is determined by averaging the high and low sale prices reported as New York Stock Exchange Composite Transactions on the applicable investment date or, if no trading occurs on the investment date, on the next preceding day on which the common stock was traded on such exchange. The tax basis of shares acquired through optional cash payments, on which no discount is allowed, is equal to the cost of the stock. The holding period for shares acquired under the plan begins the day after the applicable investment date.

     The following example, using assumed data, illustrates the federal income tax consequences when a participant reinvests dividends under the plan:

                                             Taxable as Dividend Income
                                             --------------------------
Dividends reinvested                                  $42.75
Market value (average market price) per share         $15.00
Less 5% discount per share                               .75
Purchase price per share                              $14.25
Number of shares purchased ($42.75 divided by $14.25)   3 shares
Total discount taxable (3 shares times $.75)            2.25
Total taxable as dividend income                      $45.00

     In the case of participating foreign shareholders whose dividends are subject to the withholding of U.S. income taxes, the tax to be withheld will be deducted from each dividend payment before it is reinvested.

     This example is a general summary only, and each participant should consult his or her own tax adviser to determine the tax consequences of his or her participation.

                         USE OF PROCEEDS

     The proceeds from the sale of shares by Fleming to participants in the plan will be added to Fleming's general operating funds to be used as working capital.

                 DETERMINATION OF OFFERING PRICE

     The price of shares purchased with reinvested cash dividends will be 5% below the average of the high and low sale prices of Fleming common stock reported as New York Stock Exchange Composite Transactions on the investment date as of which shares are purchased. These prices are published regularly in The Wall Street Journal and the daily press.

     The price of shares purchased with optional cash payments will be the average of the high and low sale prices of Fleming common stock reported as New York Stock Exchange Composite Transactions on the investment date as of which shares are purchased. If the New York Stock Exchange is closed on an investment date, or if no trading occurs in Fleming's common stock on such date, the price will be determined as of the next preceding business day on which the company's common stock is traded on the Exchange.

     First Chicago Trust Company is transfer agent and registrar for Fleming's common stock.

          LIMITATION ON AMOUNT OF REINVESTED DIVIDENDS

     The plan limits the amount of reinvested dividends which a single participant can invest in shares of Fleming's common stock at a 5% discount from market value. The plan provides that the maximum amount of reinvested dividends a single participant may invest in discounted shares during any calendar quarter is limited to $100,000. The amount of dividends in excess of $100,000 payable to a participant in any calendar quarter will be paid to such participant in cash.

                         LEGAL OPINIONS

     The validity of the common stock offered hereby will be passed upon for Fleming by McAfee & Taft A Professional
Corporation, Tenth Floor, Two Leadership Square, Oklahoma City,
Oklahoma 73102.

                             EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Fleming's Annual Report on Form 10-K for the fiscal year ended December 25, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   INCORPORATION BY REFERENCE

     Fleming's Annual Report on Form 10-K for the fiscal year ended December 25, 1999; its Form 10-K/A for the fiscal year ended December 26, 1998 (filed on February 10, 2000) (excluding
Item 8); its Quarterly Report on Form 10-Q for the fiscal quarter ended April 15, 2000 (filed on May 25, 2000); its Quarterly Reports on Form 10-Q/A for the fiscal quarters ended April 17, 1999, July 11, 1999, and October 2, 1999 (filed on February 9,
2000); its Current Reports on Form 8-K dated February 10, 2000 and April 25, 2000, and the description of its common stock contained in the Registration Statement on Form 8-A dated March 23, 1989, filed under the Securities Exchange Act of 1934 (File No. 1-8140) are hereby incorporated in this prospectus by reference.

     All documents subsequently filed by Fleming pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein, shall also be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated by reference modifies or replaces such statement. Fleming will provide without charge to each person to whom this prospectus is delivered, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Lenore T. Graham, Senior Vice President, General Counsel and Secretary, Fleming Companies, Inc., (i) if by telephone to (792) 906-8000 and (ii) if by mail to P. O. Box 299013, Lewisville, Texas 75029.

     The public may read and copy any materials that Fleming files with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Fleming is an electronic filer. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's website is (http;//www.sec.gov). Fleming's website address is (http://www.fleming.com).

             COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

     Section 1031 of the Oklahoma General Corporation Act, under which act Fleming is incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Thirteen of Fleming's Restated Certificate of Incorporation, as well as Article 8 of Fleming's Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, Article Thirteen of Fleming's Restated Certificate of Incorporation permits the exculpation of a director for monetary damages for breach of fiduciary duty as a director. In addition, Fleming maintains insurance policies that insure its officers and directors against certain liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Fleming has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Fleming. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction where, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this prospectus or the affairs of Fleming since the date hereof.

                        200,000 SHARES

                        [Fleming Logo]

                 200,000 SHARES OF COMMON STOCK,
                $2.50 PAR VALUE, OFFERED PURSUANT
                  TO THE DIVIDEND REINVESTMENT
                      AND PURCHASE PLAN OF
                     FLEMING COMPANIES, INC.

                           PROSPECTUS

                          June 30, 2000

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of expenses (all but the registration fee and the stock exchange listing fee are estimates) of Fleming in connection with the issuance and sale of the shares of Common Stock being registered.

          Registration Fee                    $    684.75

          Stock Exchange Listing Fees         $  1,355.00

          Printing                            $ 10,000.00

          Transfer Agent and Registrar  Fees
          and Expenses                        $      0.00

          Legal Fees and Expenses             $  5,000.00

          Accounting Fees and Expenses        $  5,000.00

          Miscellaneous                       $  5,000.00

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1031 of the Oklahoma General Corporation Act, under which act the registrant is incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Thirteen of the registrant's Restated Certificate of Incorporation, as well as Article 8 of the registrant's Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, Article Thirteen of the registrant's Restated Certificate of Incorporation permits the exculpation of a director for monetary damages for breach of fiduciary duty as a director. In addition, the registrant maintains insurance policies that insure its officers and directors against certain liabilities.

     ITEM 16. EXHIBITS

     The following exhibits have been filed as part of this Registration Statement, and are incorporated herein by reference:

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly
          Report on Form 10-Q for quarter ended April 17, 1999).

     4.2  Bylaws  (incorporated  by  reference  to  Exhibit   3.2
          registrant's Quarterly Report on Form 10-Q for quarter ended April 17, 1999).

     5.1 Opinion of McAfee & Taft A Professional Corporation as to the legality of the securities being registered.

     15.1 Deloitte & Touche LLP letter re: unaudited financial information.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent  of  McAfee  & Taft A Professional  Corporation
          (contained in its opinion filed as Exhibit 5.1 hereto).

     24.1 Power of Attorney.

     99.1 The  Dividend Reinvestment and Stock Purchase  Plan  of
          Fleming Companies, Inc., as amended (incorporated by reference to Exhibit 28.1 to Registration Statement No.
          33-26648).

     99.2 The  Dividend  Reinvestment  and  Stock  Purchase  Plan
          Authorization  Card  (incorporated  by   reference   to
          Exhibit 28.3 to Registration Statement No. 33-45190).

     ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)  To  include any material information with respect  to
the   plan  of  distribution  not  previously  disclosed  in  the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant  pursuant  to  Section 13  or  Section  15(d)  of  the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 28th day of June, 2000.

                                FLEMING COMPANIES, INC.
(Registrant)
                                By  MARK S. HANSEN
                                    Mark S. Hansen
                                    Chairman and Chief Executive
                                    Officer

          Pursuant to the requirements of the Securities  Act  of
1933,  this  registration  statement  has  been  signed  by   the
following persons in the capacities and on the date indicated.

Signature                   Title                    Date
---------                   -----                    ----
MARK S. HANSEN              Chairman, Chief        )
Mark S. Hansen              Executive Officer and  )
                            Director               )
                                                   )
NEAL J. RIDER               Executive Vice         )
Neal J. Rider               President and Chief    )
                            Financial Officer      )
                            (Principal financial   )
                            officer)               )
                                                   )
KEVIN J. TWOMEY             Senior Vice President  ) June 30, 2000
Kevin J. Twomey             Finance and            )
                            Controller (Principal  )
                            accounting officer)    )
                                                   )
ARCHIE R. DYKES             Director               )
Archie R. Dykes                                    )
                                                   )
CAROL B. HALLETT            Director               )
Carol B. Hallett                                   )
                                                   )
EDWARD C. JOULLIAN III      Director               )
Edward C. Joullian III                             )
                                                   )
ALICE M PETERSON            Director               )
Alice M. Peterson                                  )
                                                   )
GUY OSBORN                  Director               )
Guy A. Osborn                                      )
                                                   )
DAVID A. RISMILLER          Director               )
David A. Rismiller                                 )

                        INDEX TO EXHIBITS

Exhibit No.      Description               Method of Filing
-----------      -----------               ----------------

4.1       Restated Certificate of         Incorporated herein by
          Incorporation                   reference

4.2       Bylaws                          Incorporated herein  by
                                          reference

5.1       Opinion of McAfee & Taft A      Filed herewith electronically
          Professional Corporation

15.1      Deloitte & Touche LLP letter    Filed herewith electronically
          re: unaudited financial
          information

23.1      Consent of Deloitte & Touche    Filed herewith electronically
          LLP

23.2      Consent of McAfee & Taft A      Filed herewith electronically
          Professional Corporation
          (contained in its opinion
          filed as Exhibit 5.1 hereto)

24.1      Power of Attorney               Filed herewith electronically

99.1      The Dividend Reinvestment and   Incorporated herein by
          Stock Purchase Plan of          reference
          Fleming Companies, Inc., as
          amended

99.2      The Dividend Reinvestment and   Incorporated herein by
          Stock Purchase Plan             reference
          Authorization Card